CONSULTING AGREEMENT THIS CONSULTING AGREEMENT (the “Agreement”) made April 1, 2025, is entered into by Xeris Pharmaceuticals, Inc. a Delaware corporation located at 1375 West Fulton Street, Suite 1300, Chicago, Illinois 60607 (the “Company”) and Ken Johnson (the “Consultant”). This Agreement shall be effective as of April 2, 2025 (the “Effective Date”). INTRODUCTION The Company wishes to engage Consultant to provide corporate business development project advisory services and the Consultant and Company desire to establish the terms and conditions under which the Consultant will provide such services to the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows: 1. Services. The Company hereby engages Consultant to provide to the Company, and Consultant agrees to provide to the Company under the terms and conditions of this Agreement, corporate business development project services as requested by the Company’s CEO, COO & President, CFO or CLO (the “Authorized Officers”) and such other services for which the Consultant and any Authorized Officer may mutually agree from time to time (hereinafter, the “Services”). Consultant agrees that the Services will be done solely by Ken Johnson and he will make himself available to render the services as requested by the Company (it being understood that no Services are to be rendered unless specifically requested by an Authorized Officer). 2. Term. The term of this Agreement shall commence on the Effective Date and shall continue until February 1, 2026, unless the relationship ends on an earlier date due to your resignation, death or disability (the “Consultation Period”). 3. Compensation. 3.1 Cash Compensation. The Company shall pay the Consultant at a rate of $250 per hour during the Consultation Period. The Consultant shall be available to provide (i) at least 200 hours of Services during the first six months of the Consultation Period and (ii) 15 hours of Services in any month thereafter. 3.2 Expenses and Monthly Invoices. The Company shall reimburse the Consultant for all reasonable and necessary documented out of pocket expenses incurred or paid by the Consultant in connection with, or related to, the performance of his Services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company and sent to payables@xerispharma.com, of (a) total number of hours Consultant worked for each month (noting the project the work relates to), and (b) any expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Exhibit 10.2

- 2 - Consultant shall not incur total expenses in excess of $500 without the prior written approval of the Company. 3.3 Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges because of his Services under this Agreement, including, without limitation, health insurance, social security, unemployment, medical or pension payments, made available to employees of the Company. Notwithstanding the foregoing, all stock options and restricted stock units Consultant may hold in the Company through his former employment with the Company will continue to vest during the Consultation Period per the terms of the specific grant(s) and equity plans of the Company. 4. Termination. This Agreement may be terminated at any time in the following manner: (a) by the non-breaching party, upon thirty (30) days prior written notice to the breaching party if such party has materially breached this Agreement and such breach has not been cured by the breaching party within thirty (30) days of receiving notice thereof; or (b) at any time upon the mutual written consent of the parties hereto. In the event of termination or expiration of the Consultation Period, the Consultant shall be entitled to payment for Services performed and (subject to the limitation in Section 3.2) for expenses paid or incurred prior to the effective date of termination or expiration that have not been previously paid. Such payment shall constitute full settlement of any and all claims of the Consultant of every description against the Company. 5. Cooperation. The Consultant shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder including access to external database programs subscribed to by the Company. The Consultant shall cooperate with all members of the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property. 6. Independent Contractor Status. 6.1 The Consultant shall perform all Services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner, including without limitation signing any agreements or other documents without the express prior authorization of the Chief Legal Officer of the Company. 6.2 The Consultant shall have the right to control and determine the time, place, methods, manner and means of performing the Services. In performing the Services, the amount of time devoted by the Consultant on any given day will be entirely within the Consultant's control, and the Company will rely on the Consultant to put in the amount of time necessary to fulfill the requirements of this Agreement. The Consultant will provide all equipment and supplies required to perform the Services except that the Company will provide the Consultant with a laptop computer and Company e-mail address. The Consultant is not required to attend regular meetings at the Company. However, upon reasonable notice, the Consultant shall meet with representatives of the Company or outside parties involved in any project worked on at a location to be designated by the parties to this Agreement.

- 3 - 6.3 In the performance of the Services, the Consultant has the authority to control and direct the performance of the details of the Services, the Company being interested only in the results obtained. However, the Services contemplated by the Agreement must meet the Company's standards and approval and shall be subject to the Company's general right of inspection and supervision to secure their satisfactory completion. 6.4 The Consultant shall not use the Company's trade names, trademarks, service names or service marks without the prior approval of the Company. The Consultant also acknowledges and agrees that he has no license to any patents, patent applications, know-how, inventions or any other intellectual property of the Company and shall not use any such items. 6.5 The Consultant shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes in connection with this Agreement and for maintaining adequate workers' compensation insurance coverage. 7. Remedies. The Consultant acknowledges that any breach of the provisions of Section 6 of this Agreement shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages or posting a bond. 8. Indemnification. The Consultant agrees to take all necessary precautions to prevent injury to any persons (including employees of the Company) or damage to property (including the Company’s property) during the term of this Agreement. The Consultant shall be solely liable for, and shall indemnify, defend and hold harmless the Company and its successors and assigns from and against any claim or liability of any kind (including penalties, fees or charges) resulting from the Consultant's failure to pay the taxes, penalties, and payments referenced in Section 6 of this Agreement. 9. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9. Notices to the Company shall be addressed to the Legal Department at the Company’s address. 10. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. 11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement; provided, however, that the Proprietary Information and Inventions Agreement between the parties dated March 10, 2017 (attached hereto as Exhibit 1) shall remain in full force and effect and shall also apply to all Services provided to the Company by Consultant prior to and during this Agreement. 12. Amendment. This Agreement may be amended or modified only by a written

- 4 - instrument executed by both the Company and the Consultant. 13. Non-Assignability of Contract. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that the Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. In addition, this Agreement is personal to the Consultant and the Consultant shall not have the right to delegate any of his duties without the express written consent of the Company. Any purported assignment or delegation in breach of this Section 13, whether express or implied or by operation of law, shall be void. 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction. 15. Consent to Jurisdiction. The parties hereby consent to the jurisdiction of the Superior Court of the State of Illinois and the United States District Court for the Northern District of Illinois. Accordingly, with respect to any such court action, the Consultant (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or services of process. 16. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective permitted successors and assigns. 17. Survival. Sections 4 through 19 shall survive the expiration or termination of this Agreement. 18. Insider Trading Compliance; Code of Conduct. During the Consultation Period, Consultant shall continue to be subject to the Statement of Company Policy on Insider Trading and Disclosure, the Company’s Special Trading Procedures for Insiders and the Company’s Code of Business Conduct and Ethics. 19. Miscellaneous. 19.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. 19.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. 19.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby. [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above. XERIS PHARMACEUTICALS, INC. By: /s/ John Shannon Name: John Shannon Title: President & CEO CONSULTANT Ken Johnson Name: /s/ Ken Johnson Executed: March 4, 2025

EXHIBIT 1 PIIA